EXHIBIT 3(i).2

        AMENDED AND RESTATED ARTICLES OF INCORPORATION OF AZTEK, INC.
                (formerly Spectral Innovations (1994), Inc.)

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                     SPECTRAL INNOVATIONS (1994).  INC.




     The undersigned, being the President and Secretary of Spectral Innovations (1994), Inc., hereby declare that the original Articles of the corporation were filed with the Secretary of State of the State of Nevada on August 19, 1994. Pursuant to the provisions of NRS 78.385-390, at a duly noticed and convened meeting on May 28, 1998, the sole Shareholder of the corporation, representing 100% of the of the voting power of the company's common stock, unanimously voted for the following amendment to the Articles of Incorporation.

    FIRST.  The name of the corporation is: AZTEK, INC.

    SECOND.   The location of the registered office of this corporation within the State of Nevada is 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada as well as without the State of Nevada.

     The Resident Agent for the corporation shall be Michael J. Morrison, Esq. 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509.

     THIRD   The purpose for which this corporation is formed is:  To engage in any lawful activity.

     FOURTH The amount of the total authorized capital stock of the corporation shall be One Hundred Thousand Dollars ($100,000.00), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.001 pre share.

     FIFTH   The governing board of this corporation shall be known as
directors, and the Board shall consist of four (4) directors.

     The number of directors may, pursuant to the By-Laws, be increased or decreased by the board of Directors, provided there shall be no less than one
(1) nor more than nine (9) Directors.

   The name and post office address of the four (4) Directors constituting the Board of Directors is as follows:

NAME                            POST OFFICE ADDRESS
-----                           --------------------
Mike Sintichakis                246 Lawrence Avenue, Suite 5
                                Kelowna, B.C., Canada V1Y 6L3

Nick Sintichakis                246 Lawrence Avenue, Suite 5
                                Kelowna, B.C., Canada V1Y 6L3
Edson Ng                        623 Alpine Court
                                N. Vancouver, B.C., Canada V7R 2L7

Eileen Keogh                    3579 West 1st Avenue
                                Vancouver, B.C., Canada V7R 1G9

     SIXTH   The capital stock, or the holders thereof, after the amount of the subscription price has been paid in shall not be subject to any assessment whatsoever to pay the debts of the corporation.

     SEVENTH No cumulative voting shall be permitted in the election of directors.


     EIGHTH   The corporation is to have perpetual existence.

     NINTH    Shareholders shall not be entitled to preemptive rights.

     TENTH.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while serving as an officer or director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding , payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under this Section or otherwise.

     If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of Stockholders or disinterested directors or otherwise.

The Corporation may maintain insurance, at its expense to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

The UNDERSIGNED, being the President and Secretary of Spectral Innovations
(1994), Inc. hereby declare and certify that the facts herein stated are true and, accordingly, have hereunto set their hands this 28th day of May, 1998.


/s/ Mike Sintichakis                      /s/    Nick Sintichakis
--------------------------               -------------------------------
Mike Sintichakis, President               Nick Sintichakis, Secretary


Province of British Columbia  )
                              ) ss:
County   Yale                 )


   On this 28th day of May, 1998, before me, a Notary Public, personally appeared Mike Sintichakis, personally known to me, and who acknowledged to me that he is the President of Spectral Innovations (1994), Inc. and that he executed the above instrument.
                                    /s/  Euan M. Gilmour
                                    ---------------------------------
                                    Notary Public

                                    Euan M. Gilmour
                                    Barrister & Solicitor
                                    207-478 Bernard Avenue
                                    Kelowna, BC V1Y 6N7

Province of British Columbia  )
                              ) ss:
County   Yale                 )


   On this 28th day of May, 1998, before me, a Notary Public, personally appeared Nick Sintichakis, personally known to me, and who acknowledged to me that he is the Secretary of Spectral Innovations (1994), Inc. and that he executed the above instrument.

                                    /s/  Euan M. Gilmour
                                    ---------------------------------
                                    Notary Public

                                    Euan M. Gilmour
                                    Barrister & Solicitor
                                    207-478 Bernard Avenue
                                    Kelowna, BC V1Y 6N7


              THIS FORM SHOULD ACCOMPANY AMENDED AND/OR RESTATED
              ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

                           SPECTRAL  INNOVATIONS   (1994)   INC. !..q r.

1. Name of corporation:  SPECTRAL INNOVATIONS (1994) INC.

2. Date of adoption of Amended and/or Restated Articles:  Jun 08 1998

3. If the articles were amended, please indicate what changes have been made:

(a) Was there a name change?  Yes [x]  No  [ ].  If yes, what is the new
name?   AZTEK INC.

(b) Did you change your resident agent? Yes[ ] No [x]. If yes, please indicate new address:

(c) Did you change the purposes? Yes[x] No [ ]. Did you add Banking? [ ], Gaming? [ ], Insurance? [ ], None of these? [x].

(d) Did you change the capital stock? Yes [x] No [ ]. If yes, what is the new capital stock? 100,000,000 Shares of Common Stock, par value $.001.

(e) Did you change the directors? Yes [x] No [ ]. If yes, indicate the change: Increased the Board to 4 Directors from 2.

(f) Did you add the directors liability provision?  Yes [x]  No [ ].

(g) Did you change the period of existence? Yes [x] No [ ]. If yes, what is the new existence? Perpetual

(h) If none of the above apply, and you have amended or modified the articles, how did you change your articles? The status of the corporation was changed from a close corporation to a statutory corporation under NRS Ch. 78.

                              /s/ Mike Sintichakis
                              ------------------------------------
                              Mike Sintichakis, President
                              Date: May 28, 1998

Province of British Columbia)
                            ) ss:
County of Yale              )

On May 28th, 1998 personally appeared before me, a Notary Public, Mike Sintichakis, who acknowledged that he executed the above document.

                                     /s/  Euan M. Gilmour
                                    ---------------------------------
                                    Notary Public

                                    Euan M. Gilmour
                                    Barrister & Solicitor
                                    207-478 Bernard Avenue
                                    Kelowna, BC V1Y 6N7